State of Delaware Secretary of State Division of Corporations Delivered 12:12 PM 09/30/2003 FILED 12:12 PM 09/30/2003 SRV 030628933 - 3217874 FILE

CERTIFICATE OF MERGER
MERGING
ENERGY AND TELECOMMUNICATION SERVICES, L.L.C.
(A DELAWARE LIMITED LIABILITY COMPANY)
AND
SEVERN CONSTRUCTION, L.L.C.
(A DELAWARE LIMI LIABILITY COMPANY)
INTO
SEVERN CABLE, L.L.C.
(A DELAWARE LIMITED LIABILITY COMPANY)

Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act

          The undersigned limited liability company DOES HEREBY CERTIFY:

          FIRST:           That Energy and Telecommunication Services, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "ETS"), Severn Construction, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "SC"), and Severn Cable, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "Surviving Company"), agree that each of ETS and SC shall be merged with and into the Surviving Company.

          SECOND:           That the terms and conditions of the merger (the "Merger") and the mode of carrying the same into effect are as set forth in that certain Agreement and Plan of Merger (the "Merger Agreement"). dated as of September29, 2003 that was approved, adopted, certified, executed and acknowledged by each of ETS, SC and the Surviving Company in accordance with, and pursuant to, the provisions of Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: That the name of the Surviving Company, the surviving limited liability company hereunder, shall be "Severn Cable, L.L.C."

          FOURTH:           That the executed Merger Agreement is on file at the principal place of business of the Surviving Company, and the address of such principal place of business is c/o Pepco Building Services, Inc., 3220 Corporate Court, Ellicott City, Maryland 21042.

FIFTH: That a copy of the Merger Agreement will be furnished by the Surviving Company, on request and at no cost, to any member of ETS, SC or the Surviving Company.
SIXTH: This Certificate of Merger shall be effective on October 1, 2003.

          IN WITNESS WHEREOF, this Certificate of Merger is hereby signed for and on behalf of the Surviving Company by its Chairman and Chief Executive Officer, whom hereby acknowledges that this Certificate of Merger is the act of the Surviving Company, and whom hereby states under the penalties for perjury that the matters and facts set forth herein with respect to authorization and

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approval of the merger are true in all material respects to the best of his knowledge, information, and belief.
SEVERN CABLE, L.L.C. A DELAWARE LIMITED LIABILITY COMPANY (THE SURVIVING COMPANY) By: /s/ Robert Aylward Robert Aylward, Chairman & Chief Executive Officer
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AGREEMENT AND PLAN OF MERGER

by and among

Energy and Telecommunication Services, L.L.C. ("ETS"),
a Delaware Limited Liability Company,

Severn Construction, L.L.C. ("Severn Construction"),
a Delaware Limited Liability Company

and

Severn Cable, L.L.C. ("Severn Cable"),
a Delaware Limited Liability Company

I. EXPLANATORY STATEMENT

          Pepco Enterprises, Inc. ("PET") is the sole member of ETS, and ETS is the sole member of each of Severn Construction and Severn Cable. As ETS, Severn Construction and Severn Cable are engaged in complementary lines of business, PEI has determined that it would be in the best interests of ETS, Severn Construction and Severn Cable that ETS and Severn Construction merge with and into Severn Cable. Each of the parties hereto have elected to be treated as corporations for Federal income tax purposes.

          By merging, ETS, Severn Construction and Severn Cable would realize reductions and eliminate duplications in labor force, rent expenses, taxes, fringe benefit costs, professional expenses, insurance premiums, advertising expenses, administrative expenses and other costs, the savings from which would be substantial. In light of the possible benefits and potential increased efficiencies in operations which would result from a merger, the parties have concluded that, subject to the conditions set forth below, ETS and Severn Construction should be merged into Severn Cable so as to permit business operations to be conducted on a more efficient and economical basis. PEI, ETS, Severn Construction and Severn Cable intend that the merger of Severn Construction into Severn Cable shall be a "statutory merger" within the meaning of Section 368(a)(l)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations promulgated thereunder, and that the merger of ETS into Severn Cable shall be a merger within the meaning of Section 368(a)(1)(D) of the Code and the Regulations promulgated thereunder, and tax-free under the consolidated return rules set forth in Sections 1501 - 1505 of the Code and the Regulations promulgated thereunder.

II. PLAN OF MERGER
ETS and Severn Construction and shall each be merged with and into Severn Cable. Following the Merger, Severn Cable shall change its name to "Severn Construction Services,
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L.L.C." Severn Cable shall continue under its present Certificate of Formation, as amended, and the present limited liability company agreement of Severn Cable shall continue to be the limited liability company agreement of Severn Cable upon the effectiveness of the merger; the management committee and officers of Severn Cable shall be the management committee and officers of Severn Cable upon the effectiveness of the merger. It is the intent of ETS, Severn Construction and Severn Cable that the Plan of Merger proposed herein will be tax-free by virtue of ETS's, Severn Construction's and Severn Cable's compliance, respectively, with the applicable requirements of Sections 368(a)(1)(A) and 368(a)(l)(D) of the Code and all applicable Regulations promulgated thereunder.

III. METHOD OF CARRYING OUT THE PLAN

          A.           Certificate of Merger.

          Pursuant to a Certificate of Merger in the form attached hereto, ETS and Severn Construction will be merged with and into Severn Cable. Pursuant to the Certificate of Merger, each membership interest of Severn Cable issued and outstanding immediately prior to the effective time of the merger shall be transferred to the sole member of ETS, and the membership interests of ETS and Severn Construction issued and outstanding immediately prior to the effective time of the merger shall be retired and cancelled.

B. Amendment to Certificate of Formation. The certificate of formation of Severn Cable shall be the certificate of formation of the limited liability company surviving the merger.

          C.           Approval for the Plan.

          This Agreement and Plan of Merger and the proposed Certificate of Merger shall be presented for consideration and approval of the members and management committee of each of ETS, Severn Construction and Severn Cable. If the Agreement and Plan of Merger and Certificate of Merger are approved by the such members and management committee, the Chairman and/or appropriate officers of each of ETS, Severn Construction and Seven Cable shall execute this Agreement and Plan of Merger, and the Chairman and Chief Executive Officer of ETS shall, and is hereby authorized to, execute the Certificate of Merger and file the Certificate of Merger with the Delaware Secretary of State. This Agreement and Plan of Merger and the Certificate of Merger shall become effective October 1, 2003, the effective date stated in the Certificate of Merger.

IV. AMENDMENTS TO PLAN

          Upon approval of this Agreement and Plan of Merger and the Certificate of Merger by the members and management committees of each of ETS, Severn Construction and Severn Cable, the members or management committees of each of ETS, Severn Construction and Severn Cable shall have the authority to amend this Agreement and Plan of Merger at any time prior to the filing of Certificate of Merger.

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          WITNESS WHEREOF, this Agreement and Plan of Merger is hereby signed for and on behalf of each of ETS, Severn Construction and Severn Cable by their respective the Chairman and Chief Executive Officer, each of whom hereby acknowledges that this Agreement and Plan of Merger is the act of that limited liability company, and each of whom hereby states under the penalties for perjury that the matters and facts set forth herein with respect to authorization and approval of the merger are true in all material respects to the best of his knowledge, information, and belief.

ENERGY AND TELECOMMUNICATION SERVICES, L.L.C. (A DELAWARE LIMITED LIABILITY COMPANY) By: /s/ Robert Aylward Robert Aylward, Chairman & Chief Executive Officer
SEVERN CONSTRUCTION, L.L.C. (A DELAWARE LIMITED LIABILITY COMPANY) By: /s/ Robert Aylward Robert Aylward, Chairman & Chief Executive Officer
SEVERN CABLE, L.L.C. (A DELAWARE LIMITED LIABILITY COMPANY) By: /s/ Robert Aylward Robert Aylward, & Chief Executive Officer
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